NYSE American: REIwww.ringenergy.com VALUE FOCUSED PROVEN STRATEGY Q2 2023 EARNINGS

Ring Energy, Inc. Forward-Looking Statements and Supplemental Non-GAAP Financial Measures 2 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Forward –Looking Statements This Presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of strictly historical facts included in this Presentation constitute forward-looking statements and may often, but not always, be identified by the use of such words as “may,” “will,” “should,” “could,” “intends,” “estimates,” “expects,” “anticipates,” “plans,” “project,” “guidance,” “target,” “potential,” “possible,” “probably,” and “believes” or the negative variations thereof or comparable terminology. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected benefits of the proposed acquisition of oil and gas properties (the “Founders Acquisition”) from Founders Oil & Gas IV, LLC (“Founders”) to Ring and its stockholders, the anticipated completion of the Founders Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the Founders Acquisition on anticipated terms and timetable; Ring’s ability to integrate its combined operations successfully after the Founders Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Founders Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Ring or Founders; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022, and its other filings. All forward-looking statements in this Presentation are expressly qualified by the cautionary statements and by reference to the underlying assumptions that may prove to be incorrect. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law. The financial and operating estimates contained in this Presentation represent our reasonable estimates as of the date of this Presentation. Neither our independent auditors nor any other third party has examined, reviewed or compiled the estimates and, accordingly, none of the foregoing expresses an opinion or other form of assurance with respect thereto. The assumptions upon which the estimates are based are described in more detail herein. Some of these assumptions inevitably will not materialize, and unanticipated events may occur that could affect our results. Therefore, our actual results achieved during the periods covered by the estimates will vary from the estimated results. Investors are not to place undue reliance on the estimates included herein. Supplemental Non-GAAP Financial Measures This Presentation includes financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”), such as “Adjusted Net Income,” “Adjusted EBITDA,” “PV-10,” “Adjusted Free Cash Flow,” or “AFCF,” “Adjusted Cash Flow from Operations,” or “ACFFO,” “Cash Return on Capital Employed” or “CROCE,” “Liquidity” and “Leverage Ratio.” While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non-GAAP financial measures and their reconciliations to GAAP measures, please see the Appendix.

Ring Energy, Inc. Independent Oil & Gas Company 3 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Focused on Conventional Permian Assets in Texas CBP NWS Ring Energy Assets “NWS” Northwest Shelf “CBP” Central Basin Platform 1. Reserves as of 1/1/23 utilizing SEC prices, YE 2022 SEC Pricing Oil $90.15 per bbl Gas $6.358 per Mc.f 2. PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure. 3. Includes all locations operated and non-operated across “PDNP” and “PUD” reserve categories and project types. Q2 2023 Net Sales 17,271 Boe/d 84% liquids 16% gas Highly oil weighted 69% oil 2022 SEC Proved Reserves1,2 138.1 MMBoe/ PV10 $2.77 Billion Proved Developed 65% Gross / Net Acres3 Permian Basin 102,557 / 83,709 400+ Proved Locations

Ring Energy, Inc. Value Focused Proven Strategy 4 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Sustainably Deliver Competitive Returns 1. Attract and Retain Highly Qualified People 2. Pursue Operational Excellence with a Sense of Urgency 5. Pursue Strategic A&D to Lower Breakeven Costs & Build Inventory 4. Focus on Maximizing AFCF1 and Strengthening Balance Sheet 3. Invest in High-Margin, High RoR Projects 1. Adjusted Free Cash Flow (AFCF) is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measures.

Ring Energy, Inc. Q2 2023 Highlights 5 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Proven Strategy Leads to Record Results Adjusted Cash Flow From Operations1 BOE Production Adjusted EBITDA1 CapEx Adjusted Free Cash Flow1 Leverage Ratio2 Liquidity3 17,271 Boe/d Q2 2023 $44.0 Million Q2 2023 2022 Transformational Year 2023 Continuing to produce outstanding results 18,292 Boe/d Q1 2023 1. Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Cash Flow from Operations (ACFFO) are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. 2. Leverage ratio is defined in the Appendix. 3. Liquidity is defined as cash on hand and available borrowings under the Company’s credit agreement. $53.5 Million Q2 2023 $31.6 Million Q2 2023 1.64x Ratio Q2 2023 $204 Million Q2 2023 $12.6 Million Q2 2023 $49.4 Million Q1 2023 $58.6 Million Q1 2023 $38.9 Million Q1 2023 $10.5 Million Q1 2023 $179 Million Q1 2023 1.65x Ratio Q1 2023 84% Liquids 69% Oil

Ring Energy, Inc. $70 $173 $- $50 $100 $150 $200 Enhancing Value for Stockholders 6 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Executing Strategy Improves Annual Key Metrics1 0.03 0.04 0.02 0.03 0.04 Up 33% Production/Share MBOEPD 2021 2022 Up 149% ACFFO1 $million 2021 2022 PV-101/Share 2021 2022 FCF Yield2% $13.40 $22.88 $- $5.00 $10.00 $15.00 $20.00 $25.00 Up 70% 9% 12% -1% 4% 9% 14% Up ~30% 2021 2022 1. Adjusted EBITDA, Adjusted Free Cash Flow (AFCF), PV-10 and Adjusted Cash Flow from Operations (ACFFO) are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. 2. Free cash flow yield is (adjusted free cash flow divided by the average share count for the period) divided by the share price for the period.

Ring Energy, Inc. Enhancing Value for Stockholders 7 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Executing Strategy Improves Annual Key Metrics CROCE1 All-in Cost Operating Margins2/BOE 9.3% 11.6% 20.7% 0% 5% 10% 15% 20% Up 79% 2020 20222021 1. CROCE is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure. 2. All in cash costs includes LOE, severance and ad-valorem taxes, operating expenses leases, cash G&A and interest expense. Annual realized price excludes impact of hedges. $12.96 $39.33 $52.59 $35.13 $63.14 $76.95 $- $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 2020 20222021 Up 34% Annual Realized Pricing

Ring Energy, Inc. 2023 Second Half Revised Outlook 8 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Proven Strategy Leads to Stockholder Value 1.Leverage ratio based on annualized third and fourth quarter 2022 and first quarter 2023 EBITDA adjusted for the pro-forma effects of the Stronghold Transaction, as per our credit agreement. 2. Leverage ratio is defined in the Appendix. Pursue Operational Excellence with a Sense of Urgency Net Sales 18,350 to 19,200 Boe/d Mid-point 18,775 Boe/d (68% Oil, 15% NGLs, 17% Gas) 0 5,000 10,000 15,000 20,000 Sales Boe/d 0 5,000 10,000 15,000 Oil Sales Bo/d 2022 2023E 2023E2022 Up ~50% Up 30% Invest in High- Margin, High ROR Projects Capex $67 to $77 Million Mid-point $72 Million Capital Projects: 8 - 11 Hz and 4 - 6 Vertical wells Focus on FCF and Strengthening Balance Sheet Reducing Leverage Ratio1 (Forecasting to operate within CF, further reducing leverage ratio over time) 3.48x 1.56x ~1.64x 0.0 1.0 2.0 3.0 4.0 Leverage Ratios 2021 2022 Q3 2023E2 70% 22% 8% D,C&E, Infrastructure & CTRs Recompl/Cap. Workovers Land/Non-op/ ESG Improvements 2nd Half 2023E $72MM Midpoint Target <1.0x

Ring Energy, Inc. Committed to ESG 9 Critical to Sustainable Success 2022 Sustainability Report Progressing our ESG Journey A Target Zero Day is a Day that Results in: Zero Company or Contractor OSHA Recordable Injury, and Zero Agency Reportable Spill or Release as Defined by TRRC, EPA, TCEQ, etc., and Zero Preventable Vehicle Incidents, and Zero Unintentional Natural Gas Releases Value focused Proven Strategy | August 3, 2023 | NYSE American: REI • Created ESG Task Force in 2021 to monitor Company’s adherence to ESG standards and formally communicate to CEO and the Board on ongoing basis. • Established Target Zero 365 (TZ-365) Safety & Environmental Initiative in 2021 to further build culture for employees to work safely, openly communicate incidents, near misses, and strive for continuous improvement. – Designed to protect workforce, environment, communities and financial sustainability. – Focused on Safety-first environment and achieving high percentage of Target Zero Days. • 2023 Capital Program includes Fugitive Emission Reduction plans with: – Installation of Vapor Recovery Units. – Installation of Air Compression Equipment to operate Pneumatic Actuators. – Establishing Leak Detection and Repair program. • Refreshed all charters, guidelines and bylaws. • Increased charitable giving and employee outreach within the communities in which we live and work. Download Report PDF

Ring Energy, Inc. Crane Andrews Yoakum Lea Gaines 19% 64% 17% Highly Oil Weighted Proved Reserves1 and Inventory 10 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI SEC YE 2022 Reserves by Category (%) Reserves by PV-102 ($MM) Reserves by Product (%) Locations PD ~90 MMBoe PUD ~48 MMBoe Significant Increase in Proved Reserves and Inventory from Stronghold Acquisition Provides Sustainable Future Growth and Capital Allocation Flexibility 78% MMBoe Increase YOY 35% 65% 138 MMBoe 31% 69% >200% PV-10 Increase YOY 1. Reserves as of 12/31/22 utilizing SEC prices, YE 2022 SEC Pricing Oil $90.15 per bbl Gas $6.358 per Mcf. 2. PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure. 3. Includes all locations operated and non-operated across “PDNP” and “PUD” reserve categories and project types. 4. Based on Q4 2022 annualized production rate. $2,774 MMBoe PD $1,907 MM PUD $867 MM Oil 64% Gas 19% NGL 17% 138 MMBoe 21 Year Proved Reserve Life4 200+ PUD Locations 200+ PDNP Opportunities 400+3 Total Gross Locations & Opportunities

Ring Energy, Inc. Value Proposition 11 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI 2023 and Beyond Trading at a discount Delivering competitive returns Proven strategy delivering superior results Disciplined capital program focused on maintaining production, FCF generation and debt reduction Pursuing accretive, balance sheet enhancing acquisitions to increase scale, lower break-even costs, and build inventory Goal is to position Ring to return capital to stockholders

www.ringenergy.com ASSET OVERVIEW

Ring Energy, Inc. Company Overview 13 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Core Assets 1. Reserves as of 12/31/22 utilizing SEC prices, YE 2022 SEC Pricing Oil $90.15 per bbl Gas $6.358 per Mcf, PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure. 2. Diluted weighted average shares of common stock outstanding as of 6/30/2023. Q2 2023 Net Production (MBoe/d) 17.3 Oil (Bo/d) ~ 69% NGLs (Bbls/d) ~ 15% Gas (Mcf/d) ~ 16% 11.9 2.6 17.1 LOE ($ per Boe) $10.14 YE22 PD Reserves1 PV10 ($MM) $1,907 YE22 PD Reserves1 (MMBoe) 90 YE22 PUD Reserves1 PV10 ($MM) $867 YE22 PUD Reserves1 (MMBoe) 48 Capex ($MM) $31.6 Shares Outstanding2 (MM) 195.9 Q2’23 Capex reduced in response to lower commodity prices in the quarter as well as in anticipation of the pending Founders acquisition

Ring Energy, Inc. Core Assets in NWS and CBP 14 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Record Sales Significant Increase in “Proved” Reserves1 1. Reserves as of 12/31/22 utilizing SEC prices, YE 2022 SEC Pricing Oil $90.15 per bbl Gas $6.358 per Mcf. 2. Company conversion from 2-stream to 3-stream financial reporting of oil, natural gas and NGL production beginning July 1, 2022 Focus investments on growing core asset areas in NWS & CBP ~107% Increase in “PD” Reserves YOY ~78% Increase in “1P” Reserves YOY 62% 66% 56% 31% 29% 42%7% 5% 2% 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2020 2021 2022 N et S al e s B o e /d NWS CBP DLWR 58% 56% 65% 42% 44% 35% 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 2020 2021 2022 P ro ve d R es er ve s M B o e PD PUD 2 2

Ring Energy, Inc. Assets Overview 15 Value focused Proven Strategy August 3, 2023 | NYSE American: REI New Drill Inventory Performance 1. San Andres Hz wells include the average well performance for first 180 days (Gross BOE) for development wells in both CBP & NWS area each year. Includes 4 Hz wells in 2020, 13 Hz wells in 2021, and 24 Hz wells in 2022. Excludes step out wells. 2. CBP Vertical multi-stacked pay wells includes only the average well performance for first 180 days (Gross BOE) of new drills each year in McKnight and PJ Lea fields in the CBP South area. Included all previously drilled Stronghold verticals 2020 (3), 2021 (7) and 2022 (19) Excludes Ring verticals drilled in December due to lack of 180 day performance. 3. Stronghold Acquisition closed Aug. 31, 2022. Shorter Cycles Times & Lower Capex Drive Capital Efficiency Consistent Hz Well Performance Avg Hz Well Capex Range3 Consistent Vertical Well Performance Avg Vertical Well Capex Range3 0 10,000 20,000 30,000 40,000 50,000 60,000 2020 2021 2022 C u m 1 8 0 -D ay /w el l A vg ., B O E SA Horizonal Play1 0 5,000 10,000 15,000 20,000 25,000 30,000 2020 2021 2022 C u m 1 8 0 -D ay /w el l A vg ., B O E CBP Vertical Multi-Stacked Pay2 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 Horizontal '22 Horizontal '23E D ,C & E R an ge p er W el l T yp e $ M ill io n Contingent on lateral length 1.0 to 1.5 miles $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 Vertical '22 Vertical '23E D ,C & E R an ge p er W el l T yp e $ M ill io n Contingent on number of frac stages 0 10 20 30 40 50 Vertical Horizontal Sp u d t o O n lin e R an ge p er W el l T yp e (D ay s) Capital Efficient Inventory Provides Development Flexibility

Assets Overview

Deep Inventory of High-Return Drilling and Re-Completion Locations

Select Recent New Drill Vertical Well Results – Central Basin Platform

Year	Geological Region	Area	Well Name	Peak IP 60 (Boepd)	Oil (%)	WI (%)
2022	CBP	PJ Lea	Lea, P J Etal #3904M[1]	171	71%	100%
2022	CBP	PJ Lea	Lea, P J Etal A #3800M[1]	273	83%	100%
2022	CBP	PJ Lea	Lea, P J Etal #3902M[1]	273	88%	100%
2022	CBP	PJ Lea	Lea, P J Etal #3903M[1]	257	94%	100%
2022	CBP	McKnight	McKnight, M B #0207G[1]	119	63%	100%
2022	CBP	McKnight	McKnight, M B #0201G[1]	166	65%	100%
2022	CBP	McKnight	McKnight, M B #0202G[1]	129	66%	100%
2022	CBP	McKnight	McKnight, M B #0203G[1]	128	74%	100%
2022	CBP	CBPS	UL 35 1401S[1]	151	71%	100%

Year	Geological Region	Area	Well Name	Peak IP 30 (Boepd)	Oil (%)	WI (%)
2023	CBP	PJ Lea	Lea, P J Etal #3907M[1, 3]	233	80%	100%
2023	CBP	PJ Lea	Lea, P J Etal #4004M[1, 3]	126	79%	100%
2023	CBP	PJ Lea	Lea, P J Etal #4603M[1, 3]	122	77%	100%
2023	CBP	PJ Lea	Lea, P J Etal #4005M[1, 3]	148	75%	100%

Select Recent Re-Completion Well Results – Central Basin Platform

Year	Geological Region	Area	Well Name	Peak IP 60 (Boepd)	Oil (%)	WI (%)
2022	CBP	McKnight	McKnight, M B #510H[1]	120	50%	100%
2022	CBP	McKnight	McKnight, M B #157[1]	84	91%	100%
2022	CBP	McKnight	McKnight, M B #201[1]	132	65%	100%
2022	CBP	McKnight	McKnight, M B #213[1]	142	65%	100%
2022	CBP	McKnight	McKnight, M B #232[1]	99	76%	100%
2022	CBP	McKnight	McKnight, M B #0101S[1]	74	59%	100%

Year	Geological Region	Area	Well Name	Peak IP 30 (Boepd)	Oil (%)	WI (%)
2023	CBP	McKnight	McKnight, M B #111[1]	93	52%	100%
2023	CBP	McKnight	McKnight, M B #156[1]	84	80%	100%



Basin
Northwest Shelf
Delaware
CBP
Midland
YOAKUM
TERRY
GAINES
ANDREWS
LOVING
WINKLER
ECTOR
MIDL
WARD
ES
UPTON
CRANE

Select Recent New Drill Horizontal Well Results – Northwest Shelf

Year	Geological Region	Area	Well Name	Peak IP 60 (Boepd)	Oil (%)	Lateral Length (ft)	WI (%)
2022	NWS	Platang	Boomer 727 #3H	350	96%	5058	100%
2022	NWS	Platang	Bucky 711 C #3H	336	92%	5038	91%
2022	NWS	Platang	Wishbone Farms 710 #6H	369	93%	4277	75%
2022	NWS	Platang	Razorback 663 #1H	518	90%	5058	87%
2022	NWS	Platang	Sooner 662 C #2H	592	93%	4860	100%
2022	NWS	Sable	Horned Frog 400 C #2XH	263	84%	7499	99%

Year	Geological Region	Area	Well Name	Peak IP 30 / 60 (Boepd)	Oil (%)	Lateral Length (ft)	WI (%)
2023	NWS	Platang	Cowboy Joe 708 4XH	505	84%	7041	95%
2023	NWS	Platang	Longhorn 708 3XH	432	82%	7735	75%
2023	NWS	Platang	Boomer 727 B 2XH[3]	348	83%	7628	75%
2023	NWS	Platang	Longhorn 708 1.5XH[3]	460	88%	7735	75%

Select Recent New Drill Horizontal Well Results – Central Basin Platform

Year	Geological Region	Area	Well Name	Peak IP 60 (Boepd)	Oil (%)	Lateral Length (ft)	WI (%)
2022	CBP	UL lands	University Block 14 Cons. #2001XH	527	95%	7562	100%
2022	CBP	UL lands	University Block 14 Cons. #2503XH	250	95%	7386	100%
2022	CBP	UL lands	University Block 14 Cons. #2006XH	327	95%	7702	100%
2022	CBP	UL lands	University Block 14 Cons. #1903H	576	95%	5050	100%

1. Vertical completion no lateral length noted.
2. Peak IP 60 (Boepd) based on best rolling 60-day average.
3. Peak IP 30 (Boepd) based on best rolling 30-day average, due to lack of 60 day production data.

16 | Ring Energy, Inc. | Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

San Andres Reservoir

Proven, Conventional, Top Tier Returns

	San Andres Hz	Delaware Hz	Midland Hz
High ROR Oil Play	✓	✓	✓
Low D&C Costs	✓		
Lower 1st Year Decline	✓		
Low Lease Acquisition Cost	✓		
Long life wells	✓		
Oil IPs >750 Bbl/d		✓	✓
Multiple Benches		✓	✓
> 85% Oil	✓		
$25-30/Bbl D&C Break-even[2]	✓		

- Permian Basin has produced >30 BBbl
  - San Andres accounts for 40%
- Low D&C costs[1] $3.2 - $4.4 MM per well
- Vertical depth of ~5,000′
- Typical oil column of 200′ - 300′
- Life >35+ years
- Initial peak oil rates of 300 - 700 Bbl/d
- Higher primary recovery than shales
- Potential for waterflood and CO_2 flood

1. D&C capex range is for both 1.0 & 1.5 mile laterals and includes inflation adjustments.
2. Break-even costs range depends on lateral length, asset area and inflation adjustments.

17 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

www.ringenergy.com FINANCIAL OVERVIEW 18

Ring Energy, Inc. 2023 Second Half Pro Forma Guidance 19 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Grow Production, Generate FCF, Pay Down Debt 2H 2023 CAPEX Allocation D,C&E Recomp/Cap Workovers Land/Non-op/Other $72 million Mid Point 73% 19% 8% Sales Volumes Q3 2023 Q4 2023 Total (Boe/d) 18,100 – 18,600 18,900 – 19,500 Mid Point (Boe/d) 18,350 19,200 - Oil (%) 68% 69% - NGLs (%) 15% 15% - Gas (%) 17% 16% Capital Program Capital spending1,2 (millions) $37 – $42 $30 – $35 - New Horizontal (Hz) wells drilled 5 – 7 3 – 4 - New Vertical wells drilled 1 – 2 3 – 4 - Wells completed and online 5 – 6 7 – 8 Operating Expenses LOE (per Boe) $10.50 – $11.00 $10.50 – $11.00 1. Assumes closing of the pending Founders acquisition in August 2023 and reflects the impact of the Delaware asset sale in Q2 2023. 2. In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, and infrastructure upgrades. Also included is anticipated spending for leasing costs, and non-operated drilling, completion, and capital workovers.

Ring Energy, Inc. 2.13x Q2 2022 1.41x2 Q3 2022 1.56x2 Q4 2022 1.65x2 Q1 2023 Historical Metrics 20 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Quarterly Analysis of AFCF1 Leverage Ratio (LTM)2 Disciplined and Efficient Capital Spending Focused on Sustainably Generating FCF Enhances Our Unrelenting Goal to Strengthen the Balance Sheet 1. Adjusted EBITDA and Adjusted Free Cash Flow are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. 2. Leverage ratio based on annualized third and fourth quarter 2022 and first quarter 2023 EBITDA adjusted for the pro-forma effects of the Stronghold Transaction, as per our credit agreement. See Appendix for reconciliation. 3. Interest Expense included in table excluded deferred financing costs amortization. $47.4 $56.0 $56.3 $58.6 $53.5 -$41.8 -$40.3 -$42.6 -$38.9 -$31.6 -$3.1 -$5.9 -$8.2 -$9.2 -$9.3 $2.5 $9.7 $5.5 $10.5 $12.6 -$50 -$40 -$30 -$20 -$10 $0 $10 $20 $30 $40 $50 $60 $70 A d j. E B IT D A / C a p E x / I n t E x p Adj EBITDA $MM CapEx $MM Net Interest Exp $MM Adj. Free Cash Flow $MM 1.64x2 Q2 2023 3

Ring Energy, Inc. Reducing Debt & Increasing Liquidity 21 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Disciplined Capital Spending & Sustainably Generating FCF is the Key Debt Paydown ($ Million) Liquidity1 ($ Million) 1. Liquidity is defined as cash on hand and available borrowings under Ring’s credit agreement. $8 $5 $6 $5 $10 $10 $17 $20 -$7 $25 -$10 -$5 $0 $5 $10 $15 $20 $25 $30 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Stronghold Acquisition Stronghold Acquisition final deferred cash payment $15MM + $3.5mm post close adjustment $46 $51 $56 $62 $71 $82 $165 $188 $179 $204 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $220 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Stronghold Acquisition

www.ringenergy.com APPENDIX

Financial Overview

Derivative Summary

	Oil Hedges (WTI)									
	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Swaps:										
Hedged volume (Bbl)	181,700	138,000	170,625	156,975	282,900	368,000	—	—	—	—
Weighted average swap price	$ 74.19	$ 74.52	$ 67.40	$ 66.40	$ 65.49	$ 68.43	$ —	$ —	$ —	$ —
Deferred premium puts:										
Hedged volume (Bbl)	230,000	165,600	45,500	45,500	—	—	—	—	—	—
Weighted average strike price	$ 80.47	$ 83.78	$ 84.70	$ 82.80	$ —	$ —	$ —	$ —	$ —	$ —
Weighted average deferred premium price	$ 10.60	$ 14.61	$ 17.15	$ 17.49	$ —	$ —	$ —	$ —	$ —	$ —
Two-way collars:										
Hedged volume (Bbl)	211,163	274,285	339,603	325,847	230,000	128,800	474,750	464,100	—	—
Weighted average put price	$ 55.56	$ 56.73	$ 64.20	$ 64.30	$ 64.00	$ 60.00	$ 57.06	$ 60.00	$ —	$ —
Weighted average call price	$ 69.25	$ 70.77	$ 79.73	$ 79.09	$ 76.50	$ 73.24	$ 75.82	$ 69.85	$ —	$ —
Three-way collars:										
Hedged volume (Bbl)	16,242	15,598	—	—	—	—	—	—	—	—
Weighted average first put	$ 45.00	$ 45.00	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Weighted average second put price	$ 55.00	$ 55.00	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Weighted average call price	$ 80.05	$ 80.05	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —

	Gas Hedges (Henry Hub)									
	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
NYMEX Swaps:										
Hedged volume (MMBtu)	144,781	203,706	152,113	138,053	121,587	644,946	616,199	591,725	—	—
Weighted average swap price	$ 3.36	$ 3.35	$ 3.62	$ 3.61	$ 3.59	$ 4.45	$ 3.78	$ 3.43	$ —	$ —
Two-way collars:										
Hedged volume (MMBtu)	404,421	579,998	591,500	568,750	552,000	—	—	—	—	—
Weighted average put price	$ 3.17	$ 3.15	$ 4.00	$ 4.00	$ 4.00	$ —	$ —	$ —	$ —	$ —
Call hedged volume (MMBtu)	404,421	579,998	591,500	568,750	552,000	—	—	—	—	—
Weighted average call price	$ 4.55	$ 4.50	$ 6.29	$ 6.29	$ 6.29	$ —	$ —	$ —	$ —	$ —

	Oil Hedges (basis differential)									
	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Argus basis swaps:										
Hedged volume (MMBtu)	305,000	460,000	364,000	364,000	368,000	368,000	270,000	273,000	276,000	276,000
Weighted average spread price (1)	$ 1.10	$ 1.10	$ 1.15	$ 1.15	$ 1.15	$ 1.15	$ 1.00	$ 1.00	$ 1.00	$ 1.00

	Gas Hedges (basis differential)									
	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Waha basis swaps:										
Hedged volume (MMBtu)	332,855	324,021	—	—	—	—	—	—	—	—
Weighted average spread price (1)	$ 0.55	$ 0.55	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
El Paso Permian Basin basis swaps:										
Hedged volume (MMBtu)	329,529	459,683	—	—	—	—	—	—	—	—
Weighted average spread price (1)	$ 0.63	$ 0.63	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —

1. The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude. The gas basis swap hedges are calculated as the Henry Hub natural gas price less the fixed amount specified as the weighted average spread price above.

23 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

Income Statement and Operational Stats

Income Statement

	(Unaudited) Three Months Ended			(Unaudited) Six Months Ended	
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Oil, Natural Gas, and Natural Gas Liquids Revenues	$ 79,348,573	$ 88,082,912	$ 84,961,875	$ 167,431,485	$ 153,142,907
Costs and Operating Expenses					
Lease operating expenses	15,938,106	17,472,691	8,301,443	33,410,797	17,254,608
Gathering, transportation and processing costs	(1,632)	(823)	549,389	(2,455)	1,846,247
Ad valorem taxes	1,670,343	1,670,613	949,239	3,340,956	1,901,193
Oil and natural gas production taxes	4,012,139	4,408,140	4,157,457	8,420,279	7,375,819
Depreciation, depletion and amortization	20,792,932	21,271,671	10,749,204	42,064,603	20,530,491
Asset retirement obligation accretion	353,878	365,847	186,303	719,725	374,545
Operating lease expense	115,353	113,138	83,590	228,491	167,180
General and administrative expense	6,810,243	7,130,139	5,832,302	13,940,382	11,354,579
Total Costs and Operating Expenses	49,691,362	52,431,416	30,808,927	102,122,778	60,804,662
Income from Operations	29,657,211	35,651,496	54,152,948	65,308,707	92,338,245
Other Income (Expense)					
Interest income	79,745	—	—	79,745	—
Interest (expense)	(10,550,807)	(10,390,279)	(3,279,299)	(20,941,086)	(6,677,660)
Gain (loss) on derivative contracts	3,264,660	9,474,905	(7,457,018)	12,739,565	(35,053,159)
Gain (loss) on disposal of assets	(132,109)	—	—	(132,109)	—
Other income	116,610	9,600	—	126,210	—
Net Other Income (Expense)	(7,221,901)	(905,774)	(10,736,317)	(8,127,675)	(41,730,819)
Income Before Benefit from (Provision for) Income Taxes	22,435,310	34,745,722	43,416,631	57,181,032	50,607,426
Benefit from (Provision for) Income Taxes	6,356,295	(2,029,943)	(1,472,209)	4,326,352	(1,550,961)
Net Income	$ 28,791,605	$ 32,715,779	$ 41,944,422	$ 61,507,384	$ 49,056,465
Basic Earnings per share	$ 0.15	$ 0.18	$ 0.39	$ 0.33	$ 0.47
Diluted Earnings per share	$ 0.15	$ 0.17	$ 0.32	$ 0.32	$ 0.39
Basic Weighted-Average Shares Outstanding	193,077,859	177,984,323	106,390,776	185,545,775	103,291,669
Diluted Weighted-Average Shares Outstanding	195,866,533	190,138,969	130,597,589	193,023,966	126,251,705

Operational Stats

	Three Months Ended			Six Months Ended	
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net sales volumes:					
Oil (Bbls)	1,079,379	1,139,413	729,484	2,218,792	1,405,699
Natural gas (Mcf)	1,557,545	1,601,407	723,196	3,158,952	1,455,479
Natural gas liquids (Bbls)[1]	232,698	239,992	—	472,690	—
Total oil, natural gas and natural gas liquids (Boe)[1][2]	1,571,668	1,646,306	850,017	3,217,974	1,648,279
% Oil	69 %	69 %	86 %	69 %	85 %
Average daily equivalent sales (Boe/d)	17,271	18,292	9,341	17,779	9,107
Average realized sales prices:					
Oil ($/Bbl)	$ 72.30	$ 73.36	$ 109.24	$ 72.85	$ 101.81
Natural gas ($/Mcf)	(0.71)	0.66	7.29	(0.01)	6.89
Natural gas liquids ($/Bbls)[1]	10.35	14.30	—	12.35	—
Barrel of oil equivalent ($/Boe)	$ 50.49	$ 53.50	$ 99.95	$ 52.03	$ 92.91
Average costs and expenses per Boe ($/Boe):					
Lease operating expenses	$ 10.14	$ 10.61	$ 9.77	$ 10.38	$ 10.47
Gathering, transportation and processing costs	—	—	0.65	—	1.12
Ad valorem taxes	1.06	1.01	1.12	1.04	1.15
Oil and natural gas production taxes	2.55	2.68	4.89	2.62	4.47
Depreciation, depletion and amortization	13.23	12.92	12.65	13.07	12.46
Asset retirement obligation accretion	0.23	0.22	0.22	0.22	0.23
Operating lease expense	0.07	0.07	0.10	0.07	0.10
General and administrative expense (including share-based compensation)	4.33	4.33	6.86	4.33	6.89
G&A (excluding share-based compensation)	2.89	3.15	4.63	3.03	4.81
G&A (excluding share-based compensation and transaction costs)	2.75	3.15	4.63	2.96	4.81

1. Beginning July 1, 2022, revenues were reported on a three-stream basis, separately reporting crude oil, natural gas, and natural gas liquids volumes and sales. For periods prior to July 1, 2022, volumes and sales for natural gas liquids were presented with natural gas.
2. Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding). The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

24 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

Balance Sheet and Cash Flow Statement

RING ENERGY

Balance Sheet

	(Unaudited) June 30, 2023	December 31, 2022
ASSETS		
Current Assets		
Cash and cash equivalents	$ 1,749,975	$ 3,712,526
Accounts receivable	32,044,159	42,448,719
Joint interest billing receivables, net	2,617,815	983,802
Derivative assets	8,307,537	4,669,162
Inventory	7,327,295	9,250,717
Prepaid expenses and other assets	3,061,216	2,101,538
Total Current Assets	55,107,997	63,166,464
Properties and Equipment		
Oil and natural gas properties, full cost method	1,524,510,887	1,463,838,595
Financing lease asset subject to depreciation	3,144,038	3,019,476
Fixed assets subject to depreciation	2,762,370	3,147,125
Total Properties and Equipment	1,530,417,295	1,470,005,196
Accumulated depreciation, depletion and amortization	(331,153,213)	(289,935,259)
Net Properties and Equipment	1,199,264,082	1,180,069,937
Operating lease asset	1,628,832	1,735,013
Derivative assets	10,555,937	6,129,410
Deferred financing costs	15,458,204	17,898,973
Total Assets	$ 1,282,015,052	$ 1,268,999,797
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities		
Accounts payable	$ 90,021,106	$ 111,398,268
Income tax liability	98,481	—
Financing lease liability	761,110	709,653
Operating lease liability	394,404	398,362
Derivative liabilities	7,848,580	13,345,619
Notes payable	1,412,674	499,880
Deferred cash payment	—	14,807,276
Asset retirement obligations	408,958	635,843
Total Current Liabilities	100,945,313	141,794,901
Non-current Liabilities		
Deferred income taxes	4,074,183	8,499,016
Revolving line of credit	397,000,000	415,000,000
Financing lease liability, less current portion	765,753	1,052,479
Operating lease liability, less current portion	1,263,936	1,473,897
Derivative liabilities	10,829,096	10,485,650
Asset retirement obligations	28,296,455	29,590,463
Total Liabilities	543,174,736	607,896,406
Commitments and contingencies		
Stockholders' Equity		
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 195,350,672 shares and 175,530,212 shares issued and outstanding, respectively	195,350	175,530
Additional paid-in capital	791,450,835	775,241,114
Accumulated deficit	(52,805,869)	(114,313,253)
Total Stockholders' Equity	738,840,316	661,103,391
Total Liabilities and Stockholders' Equity	$ 1,282,015,052	$ 1,268,999,797

Cash Flow

	(Unaudited) Three Months Ended			Six Months Ended	
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Cash Flows From Operating Activities					
Net income	$ 28,791,605	$ 32,715,779	$ 41,944,422	$ 61,507,384	$ 49,056,465
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, depletion and amortization	20,792,932	21,271,671	10,749,203	42,064,603	20,530,490
Asset retirement obligation accretion	353,878	365,847	186,303	719,725	374,545
Amortization of deferred financing costs	1,220,385	1,220,384	189,274	2,440,769	388,548
Share-based compensation	2,260,312	1,943,696	1,899,245	4,204,008	3,421,155
Bad debt expense	19,315	2,894	—	22,209	—
Deferred income tax expense (benefit)	(6,548,363)	1,972,653	1,485,022	(4,575,710)	1,550,961
Excess tax expense (benefit) related to share-based compensation	150,877	—	—	150,877	—
(Gain) loss on derivative contracts	(3,264,660)	(9,474,905)	7,457,018	(12,739,565)	35,053,159
Cash received (paid) for derivative settlements, net	179,595	(658,525)	(19,617,265)	(478,930)	(33,732,766)
Changes in operating assets and liabilities:					
Accounts receivable	5,320,051	3,428,287	(4,315,730)	8,748,338	(14,393,828)
Inventory	1,480,824	442,598	—	1,923,422	—
Prepaid expenses and other assets	(1,489,612)	529,934	(2,470,602)	(959,678)	(2,267,717)
Accounts payable	(5,471,391)	(9,589,898)	4,328,968	(15,061,289)	6,847,979
Settlement of asset retirement obligation	(429,567)	(490,319)	(1,113,208)	(919,886)	(1,666,576)
Net Cash Provided by Operating Activities	43,366,181	43,680,096	40,722,650	87,046,277	65,162,415
Cash Flows From Investing Activities					
Payments for the Stronghold Acquisition	—	(18,511,170)	—	(18,511,170)	—
Payments to purchase oil and natural gas properties	(819,644)	(59,099)	(383,003)	(878,743)	(743,851)
Payments to develop oil and natural gas properties	(35,611,915)	(36,939,307)	(35,793,923)	(72,551,222)	(49,654,172)
Payments to acquire or improve fixed assets subject to depreciation	(11,324)	(14,570)	(81,646)	(25,894)	(91,760)
Sale of fixed assets subject to depreciation	332,230	—	126,100	332,230	134,600
Proceeds from divestiture of equipment for oil and natural gas properties	—	54,558	25,066	54,558	25,066
Receipt from sale of Delaware properties	7,992,917	—	—	7,992,917	—
Net Cash (Used in) Investing Activities	(28,117,736)	(55,469,588)	(36,107,406)	(83,587,324)	(50,330,117)
Cash Flows From Financing Activities					
Proceeds from revolving line of credit	28,500,000	56,000,000	40,500,000	84,500,000	50,500,000
Payments on revolving line of credit	(53,500,000)	(49,000,000)	(50,500,000)	(102,500,000)	(70,500,000)
Proceeds from issuance of common stock from warrant exercises	8,687,655	3,613,941	5,163,126	12,301,596	5,163,126
Payments for taxes withheld on vested restricted shares, net	(141,682)	(134,381)	(257,694)	(276,063)	(257,694)
Proceeds from notes payable	1,565,071	—	928,626	1,565,071	928,626
Payments on notes payable	(152,397)	(499,880)	(253,360)	(652,277)	(620,741)
Payment of deferred financing costs	—	—	—	—	—
Reduction of financing lease liabilities	(182,817)	(177,014)	(111,864)	(359,831)	(230,642)
Net Cash Provided by (Used in) Financing Activities	(15,224,170)	9,802,666	(4,531,166)	(5,421,504)	(15,017,325)
Net Increase (Decrease) in Cash	24,275	(1,986,826)	84,078	(1,962,551)	(185,027)
Cash at Beginning of Period	1,725,700	3,712,526	2,139,211	3,712,526	2,408,316
Cash at End of Period	$ 1,749,975	$ 1,725,700	$ 2,223,289	$ 1,749,975	$ 2,223,289

25 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

Ring Energy, Inc. The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, per the Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, including accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligation, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this non-GAAP measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector. “Leverage” or the “Leverage Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our consolidated total debt as of such date to (ii) our Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under our existing senior revolving credit facility; provided that for the purposes of the definition of ‘Leverage Ratio’, (a) for the fiscal quarter ended September 30, 2022, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for such fiscal quarter by four, (b) for the fiscal quarter ended December 31, 2022, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the two fiscal quarter period ended on December 31, 2022 by two, (c) for the fiscal quarter ended March 31, 2023, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the three fiscal quarter period ended on March 31, 2023 by four-thirds, and (d) for each fiscal quarter thereafter, Consolidated EBITDAX will be calculated by adding Consolidated EBITDAX for the four consecutive fiscal quarters ending on such date. The Company defines “Consolidated EBITDAX” in accordance with our existing senior revolving credit facility and it means for any period an amount equal to the sum of (i) consolidated net income for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization determined on a consolidated basis in accordance with GAAP, (D) exploration expenses determined on a consolidated basis in accordance with GAAP, and (E) all other non-cash charges acceptable to our senior revolving credit facility administrative agent determined on a consolidated basis in accordance with GAAP, in each case for such period minus (iii) all noncash income added to consolidated net income for such period; provided that, for purposes of calculating compliance with the financial covenants set forth in our senior revolving credit facility, to the extent that during such period we shall have consummated an acquisition permitted by the senior revolving credit facility or any sale, transfer or other disposition of any person, business, property or assets permitted by the senior revolving credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to such person, business, property or assets so acquired or disposed of. Also set forth in our existing senior revolving credit facility is the maximum permitted Leverage Ratio of 3.00. The following table shows the leverage ratio calculation for the Company’s most recent fiscal quarter. PV-10 is a financial measure not prepared in accordance with GAAP that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 value of its oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to its estimated proved reserves independent of its income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to its reserves. Management believes the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP. The Company defines “Return on Capital Employed” or “ROCE” as Adjusted Cash Flow from Operations divided by average debt and shareholder equity for the period. Non-GAAP Disclosure 26 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Certain financial information included in this Presentation are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “Cash Return on Capital Employed” or “CROCE,” and “Leverage.” Management uses these non-GAAP financial measures in its analysis of performance. In addition, Adjusted EBITDA is a key metric used to determine the Company’s incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. “Adjusted Net Income” is calculated as net income minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and related transaction costs. Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income (Loss) provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare our results with our peers. The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use. The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on our statements of cash flows); plus transaction costs for executed acquisitions and divestitures; current tax expense (benefit); proceeds from divestitures of equipment for oil and natural gas properties; loss (gain) on disposal of assets; and less capital expenditures; bad debt expense; and other income. For this purpose, our definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in our capital expenditures guidance provided to investors. Our management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of our current operating activities after the impact of accrued capital expenditures and net interest expense and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow. The table below provides detail of PV-10 to the standardized measure of discounted future net cash flows as of December 31, 2022. Present value of estimated future net revenues (PV-10) $ 2,773,657 Future income taxes, discounted at 10% 501,543 Standardized measure of discounted future net cash flows $ 2,272,114

Ring Energy, Inc. Non-GAAP Reconciliations 27 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Adjusted Net Income Adjusted EBITDA (Unaudited for All Periods) Three Months Ended Six Months Ended June 30, March 31, June 30, June 30, June 30, 2023 2023 2022 2023 2022 Net Income $ 28,791,605 $ 32,715,779 $ 41,944,422 $ 61,507,384 $ 49,056,465 Interest expense, net 10,471,062 10,390,279 3,279,299 20,861,341 6,677,660 Unrealized loss (gain) on change in fair value of derivatives (3,085,065) (10,133,430) (12,160,246) (13,218,495) 1,320,393 Income tax (benefit) expense (6,356,295) 2,029,943 1,472,209 (4,326,352) 1,550,961 Depreciation, depletion and amortization 20,792,932 21,271,671 10,749,204 42,064,603 20,530,491 Asset retirement obligation accretion 353,878 365,847 186,303 719,725 374,545 Transaction costs - executed A&D 220,191 — — 220,191 — Share-based compensation 2,260,312 1,943,696 1,899,245 4,204,008 3,421,155 Loss (gain) on disposal of assets 132,109 — — 132,109 — Other income (116,610) (9,600) — (126,210) — Adjusted EBITDA $ 53,464,119 $ 58,574,185 $ 47,370,436 $ 112,038,304 $ 82,931,670 Adjusted EBITDA Margin 67% 66% 56% 67% 54%

Non-GAAP Reconciliations (cont.)

RING ENERGY

Leverage Ratio

	(Unaudited) Three Months Ended				
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	Last Four Quarters
Consolidated EBITDAX Calculation:					
Net Income (Loss)	$ 75,085,891	$ 14,492,669	$ 32,715,779	$ 28,791,605	$ 151,085,944
Plus: Interest expense	7,021,381	9,468,688	10,390,279	10,550,807	37,431,155
Plus: Income tax provision (benefit)	4,315,783	2,541,980	2,029,943	(6,356,295)	2,531,411
Plus: Depreciation, depletion and amortization	14,324,502	20,885,774	21,271,671	20,792,932	77,274,879
Plus: non-cash charges acceptable to Administrative Agent	(45,926,132)	7,962,406	(7,823,887)	(470,875)	(46,258,488)
Consolidated EBITDAX	$ 54,821,425	$ 55,351,517	$ 58,583,785	$ 53,308,174	$ 222,064,901
Plus: Pro Forma Acquired Consolidated EBITDAX	$ 22,486,182	$ —	$ —	$ —	$ 22,486,182
Less: Pro Forma Divested Consolidated EBITDAX	(355,824)	(507,709)	(683,723)	(201,859)	$ (1,749,115)
Pro Forma Consolidated EBITDAX	$ 76,951,783	$ 54,843,808	$ 57,900,062	$ 53,106,315	$ 242,801,968

Non-cash charges acceptable to Administrative Agent				
Asset retirement obligation accretion	$ 243,140	$ 365,747	$ 365,847	$ 353,878
Unrealized loss (gain) on derivative assets	(47,712,305)	5,398,615	(10,133,430)	(3,085,065)
Share-based compensation	1,543,033	2,198,044	1,943,696	2,260,312
Total non-cash charges acceptable to Administrative Agent	$ (45,926,132)	$ 7,962,406	$ (7,823,887)	$ (470,875)

	As of June 30, 2023
Leverage Ratio Covenant:	
Total Debt	$ 397,000,000
Pro Forma Consolidated EBITDAX	$ 242,801,968
Leverage Ratio	1.64
Maximum Allowed	≤ 3.00x

Adjusted Free Cash Flow

	(Unaudited for All Periods) Three Months Ended			Six Months Ended	
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net Cash Provided by Operating Activities	$ 43,366,181	$ 43,680,096	$ 40,722,650	$ 87,046,277	$ 65,162,415
Adjustments - Condensed Statements of Cash Flows					
Changes in operating assets and liabilities	589,695	5,679,398	3,570,574	6,269,093	11,480,143
Transaction Costs - executed A&D	220,191	—	—	220,191	—
Income tax expense (benefit) - current	41,191	57,290	(12,813)	98,481	—
Capital expenditures	(31,608,483)	(38,925,497)	(41,810,442)	(70,533,980)	(61,554,135)
Proceeds from divestiture of equipment for oil and natural gas	—	54,558	25,066	54,558	25,066
Bad debt expense	(19,315)	(2,894)	—	(22,209)	—
Loss (gain) on disposal of assets	132,109	—	—	132,109	—
Other income	(116,610)	(9,600)	—	(126,210)	—
Adjusted Free Cash Flow	$ 12,604,959	$ 10,533,351	$ 2,495,035	$ 23,138,310	$ 15,113,489

	(Unaudited for All Periods) Three Months Ended			Six Months Ended	
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Adjusted EBITDA	$ 53,464,119	$ 58,574,185	$ 47,370,436	$ 112,038,304	$ 82,931,670
Net interest expense (excluding amortization of deferred financing costs)	(9,250,677)	(9,169,895)	(3,090,025)	(18,420,572)	(6,289,112)
Capital expenditures	(31,608,483)	(38,925,497)	(41,810,442)	(70,533,980)	(61,554,135)
Proceeds from divestiture of equipment for oil and natural gas properties	—	54,558	25,066	54,558	25,066
Adjusted Free Cash Flow	$ 12,604,959	$ 10,533,351	$ 2,495,035	$ 23,138,310	$ 15,113,489

28 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

Non-GAAP Reconciliations (cont.)

Adjusted Cash Flow from Operations (ACFFO)

	(Unaudited for All Periods) Three Months Ended June 30, 2023	March 31, 2023	June 30, 2022	Six Months Ended June 30, 2023	June 30, 2022
Net Cash Provided by Operating Activities	$ 43,366,181	$ 43,680,096	$ 40,722,650	$ 87,046,277	$ 65,162,415
Changes in operating assets and liabilities	589,695	5,679,398	3,570,572	6,269,093	11,480,143
Adjusted Cash Flow from Operations	$ 43,955,876	$ 49,359,494	$ 44,293,222	$ 93,315,370	$ 76,642,558

PV-10

Oil (Bbl)	Natural Gas (Mcf)	Natural Gas Liquids (Bbl)	Total (Boe) [1]	Pre-Tax PV-10 Value [2]	Standardized Measure of Discounted Future Net Cash Flows
88,704,743	157,870,449	23,105,658	138,122,143	$ 2,773,656,500	$ 2,272,113,518

Cash Return on Capital Employed (CROCE)

	(Unaudited) Year Ended 12/31/2022	12/31/2021	12/31/2020
Average Debt	$ 352,500,000	$ 301,500,000	$ 339,750,000
Average Equity	480,988,237	297,695,010	409,137,873
Average debt and shareholder equity	$ 833,488,237	$ 599,195,010	$ 748,887,873
Adjusted Cash Flow from Operations (ACFFO):			
Net Cash Provided by Operating Activities	$ 196,976,729	$ 72,731,212	$ 72,159,255
Less changes in operating assets and liabilities	(24,091,577)	(3,236,824)	(2,418,446)
Adjusted Cash Flow from Operations	$ 172,885,152	$ 69,494,388	$ 69,740,809
CROCE (ACFFO)/(Average D+E)	20.7%	11.6%	9.3%

NTM Adjusted EBITDA

The NTM Adjusted EBITDA calculations were prepared solely by Ring Management. The calculations use NYMEX strip pricing as of July 31, 2023, for the period beginning April 1, 2023, including pricing for second quarter 2023 of $73.76 per barrel of crude oil and $2.16 per Mcf of natural gas, third quarter 2023 of $79.55 per barrel and $2.64 per Mcf, fourth quarter 2023 of $80.35 per barrel and $3.15 per Mcf, and first quarter of 2024 $78.86 per barrel and $3.65 per Mcf. We define NTM Adjusted EBITDA as the assets' net income (loss), as applicable, plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, and asset retirement obligation accretion over the stated 12-month period. Company management believes this presentation is relevant and useful because it will help investors compare the purchase price as it relates to anticipated operating performance. NTM Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of cash flows from operating activities, or as a measure of liquidity. NTM Adjusted EBITDA, as Ring calculates it, may not be comparable to similar measures calculated or reported by other companies. In addition, NTM Adjusted EBITDA does not represent funds available for discretionary use.

29 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

Experienced Management Team

Shared Vision with a Track Record of Success



Paul D. McKinney
Chairman & Chief Executive Officer

- 39+ years of domestic & international oil & gas industry experience
- Executive & board roles include CEO, President, COO, Region VP and public & private board directorships

Anadarko Petroleum Corporation
Apache
SandRidge
Tristone Capital



Marinos Baghdati
EVP of Operations

- 19+ years of oil & gas industry experience
- Operational experience in drilling, completions and production including VP Operations, Operations manager, multiple engineering roles

Denbury
Hess
SandRidge
noble energy



Stephen D. Brooks
EVP of Land, Legal, HR & Marketing

- 45+ years of oil & gas industry experience
- Extensive career as landman including VP Land & Legal, VP HR VP Land and Land Manager

SandRidge
Duncan Oil Properties, Inc.



Alexander Dyes
EVP of Engineering & Corporate Strategy

- 16+ years of oil & gas industry experience
- Multi-disciplined experience including VP A&D, VP Engineering, Director Strategy, multiple engineering & operational roles

Apache
SandRidge



Travis Thomas
EVP & Chief Financial Officer

- 18+ years of oil & gas industry experience & accounting experience
- High level financial experience including CAO, VP Finance, Controller, Treasurer

Paradox Resources
Highland Oil & Gas



Hollie Lamb
VP of NonOP Reservoir Engineering / O&G Marketing

- 20+ years of oil & gas industry experience
- Previously Partner of HeLMS Oil & Gas, VP Engineering, Reservoir & Geologic Engineer

Schlumberger
HeLMS Oil & Gas
Eagle Rock
Stanolind

30 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

Board of Directors

Accomplished and Diversified Experience



Paul D. McKinney
Chairman & Chief Executive Officer

- 35+ years of domestic & international oil & gas industry experience
- Executive & board roles include CEO, President, COO, Region VP and public & private board directorships



Anthony D. Petrelli
Lead Independent Director

- 43+ years of banking, capital markets, governance & financial experience
- Executive and Board positions include CEO, President, multiple board chairs & directorships



Roy I. Ben-Dor
Director

- 14+ years of finance & capital markets experience
- Extensive financial and capital markets acumen and experience including Managing Director and numerous Board Director positions



John A. Crum
Independent Director

- 45+ years of domestic & international oil & gas industry experience
- Extensive executive roles including CEO, President & COO, and multiple public & private board chairs & directorships



David S. Habachy
Independent Director

- 24+ years of oil & gas industry, finance & capital markets experience
- Wide range of operations, engineering, financial and capital markets roles and experience including Managing Director and numerous Board Director positions



Richard E. Harris
Independent Director

- 40+ years of experience across multiple industries
- Executive positions in oil & gas, industrial equipment, and technology including CIO, Treasurer, Finance and Business Development



Thomas L. Mitchell
Independent Director

- 35+ years of domestic & international oil & gas industry experience
- Executive & board roles include CFO, VP Accounting, Controller and public & private board directorships



Regina Roesener
Independent Director

- 35+ years of banking, capital markets, governance & financial experience
- Executive and Board positions including COO, director and Board Director positions



Clayton E. Woodrum
Independent Director

- 50+ years of accounting, tax & finance experience
- Wide range of financial acumen including positions as CFO, Partner in Charge and Board Director positions

31 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

NYSE American: REIwww.ringenergy.com RING ENERGY PROPSED ACQUISITION OF FOUNDERS OIL & GAS PROPOSED TRANSACTION SUMMARY PROPOSED ACCRETIVE ACQUISITION EXPANDS CORE OPERATING AREA

Proposed Accretive Acquisition Expands Core Operating Area



Central Basin Platform
New Mexico
Texas
Winkler
Ward
Crane
Acquisition Acreage
Existing Acreage

Transaction Highlights

- Accretive acquisition expands Ring's core Central Basin Platform ("CBP") operating area
- Strengthens balance sheet by lowering leverage ratio and accelerates ability to pay down debt
- Purchase price of $75 million all cash fully funded from existing credit facility
- Attractive valuation of ~2.2x next twelve months ("NTM") Adjusted EBITDA[1]
- Enhances inventory of high-ROR projects and improves capital allocation flexibility
- Expanding core operating area captures operating cost and G&A synergies
- Reinforces value focused proven strategy

Immediately Accretive to…

- Cash Flow
- Adjusted FCF
- Production
- Reserves

Immediately Lowers…

- Leverage Ratio
- LOE/Boe
- G&A / Boe

1 NTM Adj. EBITDA calculations based on April 1, 2023 effective date with July 31, 2023 strip pricing. See Appendix for definition of this Non-GAAP metric.

33 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

Asset & Pro Forma Company Highlights

RING ENERGY

FOUNDERS O&G PROFILE

Q2'23 Est. Net Sales[1] : **~2.5 MBoe/d**

Prod Mix: **86% Oil**

Acreage: **~ 3.6K (100% HBP)**

County: **Ector, TX**

NTM Adjusted EBITDA[2]: **~ $34 Million**

(plus or minus $5/Bbl Oil = $3.1 MM EBITDA[2])



New Mexico
Texas
Winkler
Central Basin Platform
Ector
Founders Oil & Gas Acquisition
Ward
Crane
Acquisition Acreage
Existing Acreage

Asset Highlights

- Predictable PDP base with shallow declines, long-life reserves, and highly oil weighted (>80%)
- Margin enhancing ownership with high working interests (~99%) & net revenue interests (~87%)
- Over 50 low cost, high rate-of-return drilling locations with stacked pay zones of high-quality rock and potential to down space
- Existing infrastructure provides opportunities to reduce costs and improve efficiencies

Pro Forma Company Highlights

	Ring	PF w/Founders	Change
4Q Estimated Production (Mboe/d)[3]	17.5 -18.5	18.9 - 19.5	**5%**
4Q Production % Oil	68%	69%	**1%**
Total Proved Reserves[4] (MMBoe)	138	147	**7%**
Gross Locations[5]	400+	450+	**13%**
FY 2023 Capex Guidance ($MM)	$135 - $170	$135 - $160	**-3%**
FY 2023 ($/Boe)	$11.00 - $11.60	$10.50 - $11.00	**-6%**

1 Q2 estimated sales based on April actuals + May/June internal estimates.
2 NTM Adjusted EBTIDA calculations based on an April 1, 2023 effective date. Refer to Appendix for further detail. NTM based on Strip pricing as of 7/31/23 - see Appendix.
3 REI production reflects FY 2023 guidance less volumes from the June 2023 Delaware asset divestiture of ~250 Boe/d
4 Total Proved Reserves as of 12/31/22 utilizing SEC prices, YE 2022 SEC Pricing Oil $90.15 per Bbl, Gas $6.358 per Mcf. Founders O&G reserves are based on REI internal estimates effective 12/31/22 using YE 2022 SEC prices
5 Gross locations are based on REI internal estimates

34 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

Ring Energy, Inc. Purchase Price and Funding Overview 35 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI $60 million cash at closing, subject to customary closing adjustments $15 million deferred cash payment, four months after closing All cash consideration funded from cash on hand and borrowings under recently reaffirmed senior credit facility Effective date is April 1, 2023 Anticipated closing date is August 15, 2023 $75 Million in Total Consideration

Ring Energy, Inc. Positioning Company for Long-Term Value 36 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Immediately Accretive Metrics Track Record of Reducing Leverage Since YE’20 Production increase1 7% Reserves2 increase 7% NTM Adjusted EBITDA increase3 15% 2H 2023 Adjusted FCF4 increase ~200% Drilling locations increase ~13% 1 Production increase calculated based on Q4 2023 pro forma mid-point estimates. 2 Reserves as of 12/31/22 utilizing SEC prices, see footnote 4 on Pg. 34. 3 NTM Adj. EBITDA as of 4/1/23. 4 See supplemental Non-GAAP financial measures in Appendix. 5 Leverage ratio is defined in the Appendix. 6 Estimated Leverage ratio based on REI internal estimates for pro forma company using NYMEX strip pricing as of 7/31/23 – see Appendix. 4.00 3.48 2.80 2.13 1.41 1.56 1.65 <1.6x6 <1.00x $0 $25 $50 $75 $100 $125 0.0 1.0 2.0 3.0 4.0 YE'20 YE'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Post Close Q3'23 Target W TI ($ /B b l) N TM E B IT D A / T o ta l D eb t Stronghold Acquisition Founders Acquisition 1.64 Leverage Ratio5 WTI Oil Price Focused on Reducing Leverage Ratio YE 2023E

Ring Energy, Inc. High Quality Inventory Provides Superior Economic Returns 37 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Central Basin Platform 1 Other CBP includes the average well performance of 2022 vertical new wells drilled in Ector and Crane Counties not operated by Ring or Founders (“FOG”). The source for the Other CBP performance information was the Texas Railroad Commission. REI performance includes the average well performance of 2022 vertical new wells drilled in McKnight and PJ Lea fields and includes previously drilled Stronghold vertical wells. FOG performance includes the average well performance of 2022 vertical new wells drilled in Ector County. The source for the performance information for REI and FOG wells is Ring Energy, Inc. Undeveloped Drilling Locations • Inventory of 50+ low risk, high rate-of-return drilling locations lowers Ring’s break-even costs • Recent Founders’ vertical wells demonstrate superior initial performance than other recently drilled vertical wells in Ector and northern Crane counties • High oil cuts of the Founders’ assets improve Ring’s 4Q2023 pro forma commodity mix to 69% Oil • Existing infrastructure provides adequate takeaway capacity 40 acre spacing 20 acre spacing 50+ Gross Locations Increased High Quality Inventory Inventory Breakdown Superior Assets & Production CBP Vertical Production1 64% Oil 64-82% Oil >90% Oil 0 5,000 10,000 15,000 20,000 25,000 Other CBP REI FOG G ro ss C u m 1 8 0 -D ay /W el l A vg ., Tw o -S tr ea m B O E D&C Capex: $1.4 – 1.8MM $2.0 - 2.3MM

Ring Energy Expanding Core Areas in NWS & CBP

Acquisition Track Record

- Since 2018, Ring will have successfully grown production by a ~27% CAGR[1] through 4Q 2023 assuming the closing of the Founders acquisition
- Founders acquisition adds accretive near-term cash flows combined with 5+ years of high return drilling inventory assuming 10 wells drilled per year
- Recent acquisitions have significantly increased size & scale, positioning the Company for future transactions
- Ring's value focused proven strategy pursuing accretive, balance sheet enhancing acquisitions will remain a key component of our future growth



6,100
Wishbone
STRONGHOLD
FOUNDERS OIL & GAS
New Management as of October 2020
19,200[4]
2018A Daily Production (Boe/d)
Wishbone Acquisition
Stronghold Acquisition
Founders Acquisition
PF Q4 2023E Daily Production (Boe/d)

Year Completed	2019	2022	2023	Total Acquired
Proved Reserves (MMBoe)[2]	34.3	66.6	9.2	110.1
% Oil	80%	54%	80%	75%[3]
Acquired Net Acreage (000's)	~37,000	~37,000	~3,600	~77,600
Acquisition Price ($MM)	$300	$465	$75	$840
Consideration Mix (% Cash / % Stock)	90% / 10%	51% / 49%	100% / 0%	68% / 32%



Ring Acquisitions
Legacy Acreage
Stronghold Acquisition
Wishbone Acquisition
FOG Acquisition
Yoakum
Lea
Gaines
Dawson
Andrews
Martin
Winkler
Ector
Midland
Ward
Crane
Upton

1 CAGR is compounded annualized growth rate.
2 Proved reserves for each of the transactions listed are based on the price forecasts reported as of the time the acquisition was announced.
3 Arithmetic sum, or average, as the case may be, of the three acquisitions.
4 Mid point of guidance for Q4 2023 of pro forma company assuming closing of Founders

38 Ring Energy, Inc. Value focused Proven Strategy | August 3, 2023 | NYSE American: REI

Ring Energy, Inc. Executing on our Value Focused Proven Strategy 39 Value focused Proven Strategy | August 3, 2023 | NYSE American: REI Proposed Founders acquisition is immediately accretive to Ring’s stockholders regarding production, reserves, Adjusted Free Cash Flow1, and other metrics Will continue to pursue accretive, balance sheet enhancing acquisitions to further increase scale and lower break-even costs Goal and strategy designed to position Ring Energy to return capital to stockholders 1 Non-GAAP financial measure. See Appendix for definition.

www.ringenergy.com THANK YOU Company Contact Al Petrie (281) 975-2146 apetrie@ringenergy.com Wes Harris (281) 975-2146 wharris@ringenergy.com Analyst Coverage Alliance Global Partners (A.G.P.) Jeff Grampp (949) 296 4171 jgrampp@allianceg.com ROTH Capital Partners John M. White (949) 720-7115 jwhite@roth.com Truist Financial Neal Dingmann (713) 247-9000 neal.dingmann@truist.com Tuohy Bothers Investment Noel Parks (215) 913-7320 nparks@tuohybrothers.com Water Tower Research Jeff Robertson (469) 343-9962 jeff@watertowerresearch.com